                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 22, 1999
                                                        ----------------


                               AgriBioTech, Inc.
                              ------------------
            (Exact name of registrant as specified in its charter)

          Nevada                        0-19352                  85-0325742
      --------------                --------------            ----------------
(State or Other Jurisdiction    (Commission File Number)   (IRS Employer Ident. No.)
     of Incorporation)


             120 Corporate Park Drive, Henderson, Nevada     89014
           ---------------------------------------------------------
              (Address of Principal Executive Offices)    (Zip Code)


                                (702) 566-2440
                  -------------------------------------------
              Registrant's telephone number, including area code


                                      N/A
            -------------------------------------------------------
                (Former Address, If Changed Since Last Report)

Item 5.  Other Events
         ------------


A. On January 22, 1999, AgriBioTech, Inc., a Nevada corporation (the "Registrant"), completed the acquisition of 100% of the issued and outstanding share capital of HybriGene, LLC, an Indiana limited liability company, from Thomas K. Hodges, Halina K. Hodges, individuals, and Bill L. Rose, LLC, an Oregon limited liability company, pursuant to the terms of a Stock Purchase Agreement dated January 22, 1999. HybriGene, LLC has been engaged in research and development concerning the use of genetic technology in the farming industry.

     HybriGene, LLC has an extensive patent estate involving site specific recombination technology originally developed at Purdue University. In addition, as part of the transaction, ABT acquired exclusive, worldwide rights to use the technology in all crops, species, applications and geographies. As part of this agreement, ABT has formed a broad research alliance with Pure Seed Testing for development of transgenic bentgrass, bluegrass and other turf species using both parties germplasm.

     The aggregate purchase price was $11.5 million, paid as follows: Thomas and Halina Hodges - $9.5 million in the form of 515,000 shares of Registrant's common stock; Bill L. Rose, L.L.C. - $100,000 in cash and $1.9 million in the
form of 103,012 shares of Registrant's common stock.    The shares of common
stock are being registered for resale under the Company's shelf registration statement on Form S-4 and may be resold, subject to the terms of Lock-Up Agreements between Thomas and Halina Hodges and Registrant and Bill L. Rose, L.L.C. and Registrant. In addition, Bill L. Rose, L.L.C. was granted 35,000 options to purchase common stock of Registrant, which vest at various times over the next two years, at $12.063 (the closing market price on the date of the Closing) and may be exercised, after vesting, at any time until January 22, 2004.


B. On Februrary 1, 1999, the Registrant announced that, as a result of the shift in Company focus to integration and operations, it is making changes in both the makeup and size of its Board of Directors. Two senior managers have been appointed to the Board of Directors and the Company has launched a search to add three additional outside members to the Board, which will create a new, nine-person Board with a majority being outside Directors. Dr. Tom Rice, Vice President, Director of Research, and Randy Ingram, Vice President, Chief Financial Officer (CFO), Director of Business Development joined the Company's Board as Directors, effective February 1, 1999. Rice and Ingram have replaced John Francis and Scott Loomis, members of the founder management team and former Vice Presidents of the Company. Both Francis and Loomis will remain with the Company in their current positions, Francis as Investor Relations Director and Loomis as Director of Mexico operations, however, not as officers or Directors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     (a) Financial Statements of Business Acquired - The financial statements of HybriGene LLC are voluntarily being filed on this Form 8-K, along with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     (b) Pro Forma Financial Information - The pro forma financial statements of HybriGene LLC are voluntarily being filed on this Form 8-K.

     (c) Exhibits

         23.1  Consent of Huth Thompson LLP

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AGRIBIOTECH, INC.
                                         (Registrant)



Date: February 5, 1999                   /s/ Henry A. Ingalls
                                         --------------------------
                                         Henry A. Ingalls,
                                         Vice President

                         INDEPENDENT AUDITOR'S REPORT


To the Partners
HybriGene, LLC
Lafayette, Indiana

  We have audited the accompanying balance sheet of HybriGene, LLC as of December 31, 1998, and the related statement of operations and partners' capital, and statement of cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HybriGene, LLC as of December 31, 1998, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.


                                           Huth Thompson LLP


January 27, 1999
----------------
Lafayette, Indiana

                                HYBRIGENE, LLC


                                 BALANCE SHEET
                            As of December 31, 1998


                                   ASSETS


CURRENT ASSETS
  Cash                                                       $      2,076
  Grant Receivable (Note 2)                                        25,245
                                                             ------------
        TOTAL CURRENT ASSETS                                       27,321

INVESTMENTS (Note 3)                                              321,068

PROPERTY AND EQUIPMENT (Note 4)
  Laboratory Equipment                                             69,935
  Office Equipment                                                  9,318
  Leasehold Improvements                                            6,804
                                                             ------------
                                                                   86,057
        Accumulated Depreciation                                   (5,857)
                                                             ------------
                                                                   80,200

OTHER ASSETS
  Prepaid Expenses                                                  2,071
  Option Agreement (Note 5)                                        41,814
  Organizational Costs (Net of Amortization of $200)                1,514
                                                             ------------
                                                                   45,399
                                                             ------------

                                                             $    473,988
                                                             ============

                                  LIABILITIES

CURRENT LIABILITIES
  Accounts Payable                                           $     12,007
  Deposit (Note 6)                                                258,760
  Accrued Liabilities--
    Payroll Taxes                                                   6,552
                                                             ------------
      TOTAL CURRENT LIABILITIES                                   277,319


                              PARTNERS' CAPITAL
CAPITAL
  Partners' Capital (Note 7)                                      196,669
                                                             ------------


                                                             $    473,988
                                                             ============

                      See Notes to Financial Statements.

                                HYBRIGENE, LLC

                 STATEMENT OF OPERATIONS AND PARTNERS' CAPITAL
                     For the Year Ended December 31, 1998


REVENUE
     SBIR Grant                                        $  55,000

EXPENSES
     Wages & Salaries                                     70,119
     Payroll Taxes                                         6,084
     Insurance                                             6,696
     Travel & Meals                                        3,497
     Rent                                                  9,605
     Office Supplies                                      10,606
     Utilities                                             2,435
     Accounting Fees                                       4,762
     Legal & Consulting Fees                              45,861
     Marketing Fees & Supplies                             3,936
     Shipping, Postage & Printing                          1,037
     Miscellaneous                                           160
                                                     -----------
                                                         164,798
                                                     -----------

          OPERATING (LOSS)                              (109,798)

OTHER INCOME
     Interest                                              2,524

OTHER EXPENSES
     Depreciation                                          5,857
     Amortization                                            200
                                                     -----------
                                                           6,057
                                                     -----------

          NET (LOSS)                                    (113,331)

BEGINNING CAPITAL--January 1, 1998                         5,000

CAPITAL CONTRIBUTION (Note 7)                            305,000
                                                     -----------

     PARTNERS' CAPITAL--December 31, 1998              $ 196,669
                                                     ===========

                      See Notes to Financial Statements.

                                HYBRIGENE, LLC

                            STATEMENT OF CASH FLOWS
               INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                     For the Year Ended December 31, 1998


     Net (Loss)                                                              $(113,331)
     Adjustments to Reconcile Net (Loss) to Net Cash
          Provided by Operating Activities--
               Depreciation                                                      5,857
               Amortization                                                        200
     (Increase) Decrease in Current Assets--
          Grant Receivable                                                     (25,245)
          Prepaid Expenses                                                      (2,071)
          Option Agreement                                                     (41,814)
     Increase (Decrease) in Current Liabilities--
          Accounts Payable                                                      12,007
          Accrued Liabilities                                                    6,552
          Deposit                                                              258,760
                                                                     -----------------

            NET CASH PROVIDED (USED)
              BY OPERATING ACTIVITIES                                          100,915

CASH FLOWS FROM INVESTING ACTIVITIES
     (Purchases) of Property and Equipment                                     (86,057)
     (Increase) in Organizational Costs                                         (1,714)
     Net (Increase) in Investment Securities                                  (321,068)
                                                                     -----------------

       NET CASH PROVIDED (USED)
          BY INVESTING ACTIVITIES                                             (408,839)

CASH FLOWS FROM FINANCING ACTIVITIES
   Partners' Contributions                                                     305,000
                                                                     -----------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (2,924)

CASH AND CASH EQUIVALENTS--Beginning of Period                                   5,000
                                                                     -----------------

     CASH AND CASH EQUIVALENTS--End of Period                                $   2,076
                                                                     =================

                      See Notes to Financial Statements.

                                HYBRIGENE, LLC

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998


NOTE 1:  ORGANIZATION

         Business Activity and Organization--HybriGene, LLC (the Company) was
         ----------------------------------
         organized under the laws of the state of Indiana in March 1997. The Company's only activity prior to January 1, 1998, consisted of organizational costs. The Company is a plant genetic engineering company that develops hybrid and engineered seeds for a worldwide market.

NOTE 2:  GRANT RECEIVABLE

         The Company was awarded a SBIR grant of $55,000 from the United States Department of Agriculture in 1997. Partial payments have been made in 1998. Final payment is in process.

NOTE 3:  INVESTMENTS

         In accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, investments are classified as trading securities and are stated at fair market value at December 31, 1998.

                         Money Market             $  62,308
                         Common Stock               258,760
                                                  ---------
                            Fair Market Value     $ 321,068
                                                  =========

NOTE 4:  PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciated assets to operations over their estimated service lives using the straight line method and accelerated depreciation methods, which are followed for all assets for both financial reporting and tax purposes. Maintenance, repairs, and minor renewals are charged to operations as incurred. Improvement and major renewals are capitalized. Upon sale or disposition, the asset account is relieved of the cost, and the accumulated depreciation account is charged with depreciation taken prior to the sale. Any resultant gain or loss is credited or charged to operations.

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998


NOTE 5:  OPTION AGREEMENT

         The balance represents payments made by the Company per the option agreement dated March 31, 1998 with Purdue Foundation (the Foundation), which grants the Company the option to obtain an exclusive worldwide royalty bearing license for use of technology owned by the Foundation. This cost represents approximately 50% of the estimated costs to complete the agreement with the Foundation.

NOTE 6:  DEPOSIT

         The balance represents a certain publicly traded stock held by the Company in their investment account. This stock is being held for a future transaction which has not been completed at the date of this financial statement. This liability is equal to the value reported in the investment account.

NOTE 7:  CAPITAL CONTRIBUTION

         A new 25% partner was admitted during August, 1998 with an initial contribution to capital of $300,000. The agreement calls for additional future contributions by the new partner totaling $5,700,000.

NOTE 8:  SUBSEQUENT EVENTS

         Subsequent to the balance sheet date, the members have agreed to sell their interest in the Company. These negotiations are in progress at the date of this report.

                               AGRIBIOTECH, INC.

                    Pro Forma Combined Financial Information

                                  (Unaudited)


The following pro forma combined summary of operations combines the results of operations of AgriBioTech, Inc. ("ABT"), Lofts Seed, Inc. and Budd Seed, Inc. (collectively "Lofts"), Seed Corporation of America and Green Seed Company Limited Partnership (collectively "SeedCo"), Oseco Inc. ("Oseco"), Allied Seed Division of Agway, Inc. ("Allied"), HybriGene LLC ("HybriGene") and other individually insignificant acquisitions since July 1, 1997 (collectively "Other Acquisitions") as if all acquisitions occurred at the beginning of the periods presented. The pro forma combined summary of operations reflects known changes resulting from the acquisitions but does not reflect impacts of any changes in operations, anticipated efficiencies and synergies from consolidation.

The pro forma combined summary balance sheet as of September 30, 1998 reflects ABT's consolidated balance sheet as of September 30, 1998 combined with the balance sheet of HybriGene, as if such acquisition occurred as of September 30, 1998.

The pro forma combined financial information does not purport to represent what ABT's financial position or results of operations would actually have been if such transactions had, in fact, occurred on the above dates and are not necessarily representative of any future period. The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma combined financial information should be read in conjunction with the historical financial statements of ABT, Lofts, SeedCo, Oseco, Allied, and HybriGene included herein or previously filed with the Securities and Exchange Commission.

                          AGRIBIOTECH, INC. ("ABT");

                   Pro Forma Combined Summary of Operations

                                  (Unaudited)

                           Year ended June 30, 1998

                                                         ABT (A)           Lofts (A)          SeedCo (A)         Oseco (A)
                                                      ------------        -----------        -----------        -----------
Net sales                                             $205,117,007        $39,022,000        $16,401,233        $10,898,808

Cost of sales                                          157,796,888         28,315,773         12,693,089          7,303,517
                                                      ------------        -----------        -----------        -----------
      Gross profit                                      47,320,119         10,706,227          3,708,144          3,595,291

Operating expenses                                      47,579,105         10,318,757          4,048,483          2,845,695
                                                      ------------        -----------        -----------        -----------
      Income (loss) from operations                       (258,986)           387,470           (340,339)           749,596

Other income (expense)                                  (2,261,273)          (679,000)           295,005                  -
                                                      ------------        -----------        -----------        -----------
      Earnings (loss) before income taxes               (2,520,259)          (291,530)           (45,334)           749,596

Income tax expense (benefit)                            (2,907,500)                 -                  -            407,468
                                                      ------------        -----------        -----------        -----------
      Net earnings (loss)                                  387,241           (291,530)           (45,334)           342,128

Discount and imputed dividends on
      preferred stock                                       84,100                  -                  -                  -
                                                      ------------        -----------        -----------        -----------
      Net earnings (loss) attributable to
      common stock                                    $    303,141        $  (291,530)       $   (45,334)       $   342,128
                                                      ============        ===========        ===========        ===========

Shares of common stock used in
  computing loss per share:
      Basic                                             30,077,693
      Diluted                                           32,061,546
                                                       ===========
Net earnings (loss) per common share:
      Basic                                            $      0.01
      Diluted                                                 0.01
                                                       ===========

                                                                                 Other
                                                         Allied Seed (A)      Acquistions (A)       Adjustments
                                                         ---------------      ---------------      -------------
Net sales                                                  $22,424,452         $152,243,298        $(16,984,670)   (E)
                                                                                                    (19,651,448)   (L)
Cost of sales                                               19,244,757          123,343,749         (16,984,670)   (E)
                                                                                                         27,152    (G)
                                                                                                        150,000    (E)
                                                                                                    (15,466,463)   (L)
                                                           -----------         ------------        ------------
      Gross profit                                           3,179,695           28,899,549          (4,362,137)

Operating expenses                                           1,740,747           29,092,493           5,456,723    (B)
                                                                                                     (3,867,216)   (F)
                                                                                                       (709,000)   (H)
                                                                                                     (4,128,255)   (L)
                                                           -----------         ------------        ------------
      Income (loss) from operations                          1,438,948             (192,944)         (1,114,389)

Other income (expense)                                        (297,360)             296,976          (2,383,571)   (C)
                                                                                                        (75,454)   (L)
                                                           -----------         ------------        ------------

      Earnings (loss) before income taxes                    1,141,588              104,032          (3,573,414)

Income tax expense (benefit)                                   455,330               71,209            (934,007)   (I)
                                                           -----------         ------------        ------------
      Net earnings (loss)                                      686,258               32,823          (2,639,407)

Discount and imputed dividends on
      preferred stock                                                -                    -                   -
                                                           -----------         ------------        ------------
      Net earnings (loss) attributable to
      common stock                                         $   686,258         $     32,823        $ (2,639,407)
                                                           ===========         ============        ============

Shares of common stock used in
  computing loss per share:
      Basic                                                                                           7,708,364    (D)
      Diluted                                                                                         7,708,364    (D)
                                                                                                     (1,983,853)   (D)
                                                                                                   ============
Net earnings (loss) per common share:
      Basic
      Diluted

                                                        Pro Forma                                                   Pro Forma
                                                        combined           Hybrigene (A)      Adjustments           combined
                                                      ------------        --------------     -------------        -------------

Net sales                                             $409,470,680            $29,755                             $409,500,435

Cost of sales                                          316,423,792                  -                              316,423,792
                                                      ------------            -------        ----------           ------------
      Gross profit                                      93,046,888             29,755                 -             93,076,643

Operating expenses                                      92,377,532             22,764           474,633    (B)      92,874,929
                                                      ------------            -------        ----------           ------------
      Income (loss) from operations                        669,356              6,991          (474,633)               201,714

Other income (expense)                                  (5,104,677)               182            (8,500)   (C)      (5,112,995)
                                                      ------------            -------        ----------           ------------
      Earnings (loss) before income taxes               (4,435,321)             7,173          (483,133)            (4,911,281)

Income tax expense (benefit)                            (2,907,500)                                                 (2,907,500)
                                                      ------------            -------        ----------           ------------
      Net earnings (loss)                               (1,527,821)             7,173          (483,133)            (2,003,781)

Discount and imputed dividends on
      preferred stock                                       84,100                                    -                 84,100
                                                      ------------            -------        ----------           ------------
      Net earnings (loss) attributable to
      common stock                                    $ (1,611,921)           $ 7,173         $(483,133)          $ (2,087,881)
                                                      ============            =======         =========           ============

Shares of common stock used in
  computing loss per share:
      Basic                                             37,786,057                              618,012    (D)      46,112,433
      Diluted                                           37,786,057                              618,012    (D)      46,112,433
                                                      ============                            =========           ============
Net earnings (loss) per common share:
      Basic                                           $      (0.04)                                               $      (0.05)
      Diluted                                                (0.04)                                                      (0.05)
                                                      ============                                                ============

      See accompanying notes to pro forma combined financial information.

                          AGRIBIOTECH, INC. ("ABT");

                   Pro Forma Combined Summary of Operations

                                  (Unaudited)

                     Three months ended September 30, 1998

                                                                                                        Other
                                              ABT (M)          Oseco (M)        Allied Seed (M)      Acquistions (M)
                                            -----------        --------        -------------        -------------
Net sales                                   $89,601,608         $946,770        $ 727,025            $6,941,068

Cost of sales                                65,830,110          591,763          707,795             5,968,985

                                            -----------         --------        ---------            ----------
      Gross profit                           23,771,498          355,006           19,231               972,083

Operating expenses                           21,225,289          408,125          363,815             1,582,196
                                            -----------         --------        ---------            ----------
      Income (loss) from operations           2,546,209          (53,119)        (344,585)             (610,113)

Other income (expense):                      (1,871,349)              -           (41,437)             (239,014)

                                            -----------         --------        ---------            ----------
      Earnings (loss) before income taxes       674,860          (53,119)        (386,022)             (849,127)


Income tax expense (benefit)                    341,634                                                     -
                                            -----------         --------        ---------            ----------
      Net earnings (loss)                       333,226          (53,119)        (386,022)             (849,127)

Discount and imputed dividends on
      preferred stock                                 -
                                            -----------         --------        ---------            ----------
      Net
      earnings
      (loss)
      attributable to
      common stock                          $   333,226         $(53,119)       $(386,022)           $ (849,127)
                                            ===========         ========        =========            ==========

Shares of common stock used in
  computing  loss per share:
      Basic                                  38,086,413
      Diluted                                41,328,601

                                            ===========
Net earnings (loss) per common share:
      Basic                                       $0.01
      Diluted                                      0.01
                                            ===========
                                                                      Pro Forma                                        Pro Forma
                                               Adjustments           combined       Hybrigene (M)  Adjustments         combined
                                                ----------           ----------     -----------    -----------         -----------
Net sales                                        $  (499,683) (E)      96,707,243    $25,245                            $96,732,488
                                                  (1,009,545) (L)
Cost of sales                                       (499,683) (E)      71,692,010        -                               71,692,010
                                                    (906,960) (L)
                                                 -----------          -----------    -------        ---------           -----------
      Gross profit                                  (102,585)          25,015,233     25,245              -              25,040,478

Operating expenses                                   262,657  (B)      23,358,022     33,616          115,731  (B)       23,507,369
                                                     (19,000) (F)
                                                    (465,060) (M))
                                                 -----------          -----------    -------        ---------           -----------
     Income (loss) from operations                   118,819            1,657,211     (8,371)        (115,731)            1,533,109


Other income (expense):                             (460,691) (C)      (2,546,857)     1,104           (2,898) (C)       (2,548,650)

                                                      65,635  (L)
                                                 ------------         -----------    -------        ---------           -----------

      Earnings (loss) before income taxes           (276,238)            (889,646)    (7,267)        (118,628)           (1,015,541)

Income tax expense (benefit)                        (341,634) (I)             -                                                 -
                                                 -----------          -----------    -------        ---------           -----------
      Net earnings (loss)                             65,396             (889,646)    (7,267)        (118,628)           (1,015,541)

Discount and imputed dividends on
      preferred stock                                  -                     -                            -                     -
                                                 -----------          -----------    -------        ---------           -----------
      Net earnings (loss) attributable to
        common stock                             $    65,396          $  (889,646)   $(7,267)       $(118,628)          $(1,015,541)
                                                 ===========          ===========    =======        =========           ===========

Shares of common stock used in
  computing  loss per share:
      Basic                                          331,492  (D)      38,417,905                     618,012  (D)       39,035,917
      Diluted                                        331,492  (D)      38,417,905                     618,012  (D)       39,035,917
                                                  (3,242,188) (D)
                                                 ===========          ===========                   =========           ===========
Net earnings (loss) per common share:
      Basic                                                           $     (0.02)                                      $     (0.03)
      Diluted                                                               (0.02)                                            (0.03)
                                                                      ===========                                       ===========

                          AGRIBIOTECH, INC. ("ABT");
                       Pro Forma Combined Balance Sheet

                                  (Unaudited)

                              September 30, 1998

                                                                                                                     Pro Forma
                                                         ABT (J)           Hybrigene (J)     Adjustments              Combined
                                                       ------------        -----------        -----------           ------------
        ASSETS
Current assets
   Cash and cash equivalents                           $  1,122,560           $185,570        $         -           $  1,308,130
   Accounts receivable                                   74,802,573                                     -             74,802,573
   Deferred income taxes                                  1,445,088                                     -              1,445,088
   Inventories                                           81,786,992                                     -             81,786,992
   Other                                                 13,429,906             25,245                  -             13,455,151
                                                       ------------        -----------        -----------           ------------
                 Total current assets                   172,587,119            210,815                  -            172,797,934
Property, plant and equipment, net                       61,278,908             61,619                  -             61,340,527
Intangible assets, net of accumulated amortization      149,578,756                            11,235,594  (K)       160,814,350
Investment in associated entity, at equity                  856,882                                                      856,882
Other                                                     1,336,977             43,413           (100,000) (K)         1,280,390
                                                       ------------        -----------        -----------           ------------
                 Total assets                          $385,638,642           $315,847        $11,135,594           $397,090,083
                                                       ============        ===========        ===========           ============

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Short-term debt                                $104,800,647                                                 $104,800,647
        Current installments of long-term obligations     3,544,153                                     -              3,544,153
        Accounts payable                                 48,027,622              5,941                  -             48,033,563
        Accrued liabilites                               11,819,546                                45,500  (K)        11,865,046
                                                       ------------        -----------        -----------           ------------
                 Total current liabilities              168,191,968              5,941             45,500            168,243,409
Long-term obligations, excluding current installments    16,114,520                                     -             16,114,520
Deferred income taxes                                     2,665,050                                     -              2,665,050
                                                       ------------        -----------        -----------           ------------
                 Total liabilites                       186,971,538              5,941             45,500            187,022,979
                                                       ------------        -----------        -----------           ------------
Stockholders' equity:
        Preferred stock                                           -                  -                  -                      -
        Common stock                                         39,412            310,000           (309,382) (K)            40,030
        Capital in excess of par value                  210,332,305                            11,399,382  (K)       221,731,687
        Accumulated (deficit)                           (11,704,613)               (94)                94  (K)       (11,704,613)
                                                       ------------        -----------        -----------           ------------
                 Total stockholders' equity             198,667,104            309,906         11,090,094            210,067,104
                                                       ------------        -----------        -----------           ------------
                 Total liabilities and
                 stockholders' equity                  $385,638,642           $315,847        $11,135,594           $397,090,083
                                                       ============        ===========        ===========            ===========

See accompanying notes to pro forma combined financial information.

                               AGRIBIOTECH, INC.

               Notes to Pro Forma Combined Financial Information

                                  (Unaudited)

(A) The year ended June 30, 1998 for ABT includes the operations of Lofts and SeedCo for the period from January 1, 1998 through June 30, 1998, and the operations of certain of the Other Acquisitions for the period from their respective acquisition dates through June 30, 1998. The amounts under the Lofts and SeedCo columns are for the six-month period ended December 31, 1997. The amount in the Oseco, Allied, and HybriGene columns are for the twelve-month period ended June 30, 1998. The amounts in the Other Acquisitions column include such acquisitions for periods not included in the ABT column. The amounts for Lofts include its affiliates with intercompany transactions having been eliminated.

(B) To reflect depreciation of property, plant and equipment and amortization of intangible assets based on market value adjustments in connection with applying purchase accounting. Intangible assets resulting from the application of purchase accounting include goodwill (amortized over 10 to 40 years, with a weighted average of 27 years) and covenants not to compete (amortized over 6 to 10 years).

(C) To adjust interest expense for the cash purchase price of the acquisitions. The pro forma amounts assume that payments required to be made in the acquisitions would be obtained through approximately $83.2 million of proceeds from the sale of the Company's common stock in private placement transactions from December 1997 through August 1998 and the balance of $30.3 million from the Company's existing or similar short-term credit facilities. Interest expense was computed using an average interest rate of 8.5% for the year ended June 30, 1998 and 11.6% for the three months ended September 30, 1998.

(D) To reflect the impact on average shares outstanding of shares of ABT common stock issued in connection with the acquisitions (3,066,973 for the year ended June 30, 1998 and 670,974 for the three months ended September 30,
     1998) and private placements (5,259,403 for the year ended June 30, 1998 and 278,530 for the three months ended September 30, 1998) of the Company's common stock as if they had been outstanding for the entire period. The dilutive impacts of options and warrants included in ABT's historical operations has been eliminated since there is a loss on a pro forma basis.

(E)  To eliminate intercompany sales and other revenue.

(F) Prospective reductions in compensation of former owners of acquired entities, employee benefits, management fees, and property rent resulting from employment agreements, property purchased directly from former owners and other contractual arrangements entered into in connection with acquisitions.

(G) Impact of using the first-in, first-out method of accounting for inventory accounted for using the last-in, first-out method prior to acquisition.

(H) Acquisition costs expensed by acquired entities that are not applicable to ongoing operations.

(I) Reflects adjustment to income taxes on pro forma combined loss before income taxes adjusted for nondeductible goodwill amortization.

(J) The consolidated balance sheet of ABT as of September 30, 1998 includes the accounts of Lofts, SeedCo, Oseco, Allied, and the Other Acquisitions.
     The amounts under the HybriGene columns reflect their accounts as of September 30, 1998.

(K) To reflect the application of purchase accounting to the HybriGene acquisition. The total purchase price of $11.5 million was to be paid through the issuance of 618,012 shares of the Company's common stock valued at approximately $11.4 million and cash of $0.1 million.

(L) To eliminate the operations of the fertilizer division of Willamette Seed Company that when purchased on August 21, 1998 was intended to be sold and was sold in December 1998.

(M) The three months ended September 30, 1998 for ABT includes the operations of Lofts and SeedCo for the entire period, the operations of Allied from August 28, 1998 through September 30, 1998, the operations of Oseco from September 1, 1998 through September 30, 1998, and the operations of Other Acquisitions for the period from their respective acquisition dates through September 30, 1998. The amounts in the Oseco, Allied and Other Acquisitions columns include such acquisitions for periods from July 1, 1998 through their respective acquisition dates. The amounts under the HybriGene column are for the three month period ended September 30, 1998

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Hybrigene, LLC (the "Company") is a newly formed biotechnology company with an extensive patent estate involving site specific recombination technology originally developed at Purdue University. Included in the technology are four promoters, DNA sequences used to "turn on" genes by providing a gene with instructions regarding when in development and where in the plant they will be active. This technology can be used to develop male sterility in plants i.e. not capable of reproduction because no viable pollen is produced. It can also be used to develop an alternative way of regulating gene activity. This technology has the potential for the production of specialty chemicals in plants such as pharmaceuticals, industrial compounds such as plastics, industrial enzymes, etc.

In January 1999, the owners of the Company sold all of the equity ownership of the Company to AgriBioTech, Inc.

See the Company's financial statements for information required to be presented in Selected Financial Data.

Capital Resources and Liquidity

Since inception the capital resources of the Company have been provided by the partners. The capital has been used primarily to fund research and development costs. In August 1998, the Company admitted a 25 percent partner with an initial contribution to capital of $300,000. Future operations of the Company, including accounts payable, an office lease and patent royalties, are expected to be funded by the combined entity.

Results of Operations

For the year ended December 31, 1998 the Company incurred a loss of $109,798. The loss consists primarily of wages and salaries, legal fees and supplies associated with research and development of the recombination technology in the initial stages of the Company's operation. The research and development costs were partially offset by a $55,000 Small Business Innovations Research (SBIR) grant from the U. S. Department of Agriculture. The Company anticipates that its operating expenses will increase significantly in the future commensurate with increased levels of research and development.

Quantitative and Qualitative Disclosures About Market Risk

As a newly formed entity, the Company has not yet been subject to the variety of market risks (including, but not limited to, interest rate movements and collectibility of accounts receivable) that it may be subjected to in the normal course of business in the future. The Company has no derivative financial instruments or derivative commodity instruments, nor does the Company have any financial instruments entered into for trading purposes. The Company's financial instruments are not subject to significant foreign currency exchange risk, commodity price risk, or equity price risk. The Company anticipates it will routinely monitor such risks in the future and take actions to protect against the adverse effects of these and other potential exposures. Although the Company does not anticipate any material losses in these areas, no assurance can be made that material losses will not be incurred in these areas in the future.